EXHIBIT 23.1

MONROE SHINE
Knowledge for Today . . . Vision for Tomorrow
222 East Market Street, P.O. Box 1407, New Albany, Indiana 47150 * Phone: 812.945.2311 * Fax: 812.945.2603

We consent to the incorporation by reference in First Savings Financial Group, Inc.'s Registration Statements on Form S-8 (File Nos. 333-154417 and 333-166430) of our report dated June 25, 2014 contained in this Annual Report on Form 11-K of First Savings Bank, F.S.B. Employees' Savings & Profit Sharing Plan for the year ended December 31, 2013.

/s/Monroe Shine & Co., Inc.
New Albany, Indiana
June 25, 2014